Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 30, 2020, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601 (“Borrower”).

A.WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

B.WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) modify the definition of “Permitted Indebtedness” and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and

C.WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1 Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)  Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan (including the Original Term Loans) and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in

Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months; provided, that if Borrower achieves the Revenue Milestone, then the foregoing clause (3) shall be based upon a repayment schedule equal to twenty-one (21) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2 Section 2.2 (Term Loans). Section 2.2(d)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii) Notwithstanding anything herein to the contrary:

(I) On the Second Amendment Effective Date, Borrower shall prepay a portion of the Term Loans, payable to each Lender in accordance with its respective Pro Rata Share, in an amount (such amount, the “Paydown Amount”) equal to the sum of (A) Twenty Million Dollars ($20,000,000.00) of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the Second Amendment Effective Date, (B) the applicable Final Payment with respect to the portion of such Term Loans being prepaid, (C) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid, and (D) all outstanding Lenders’ Expenses as of the Second Amendment Effective Date.

(II) After the Second Amendment Effective Date, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least thirty (30) days prior to such prepayment, (ii) prepays such part of the Term Loans in a denomination that is not less than Two Million Dollars ($2,000,000.00) or, if in excess thereof, in integral whole number multiples of One Million Dollars ($1,000,000.00) in excess thereof, and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment, (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid, and (E) a portion of any fee that would have otherwise been due pursuant to Section 2.2(d)(i); provided, further however, that, unless the Lenders have provided their prior written consent to Borrower, which may be withheld in the Lenders’ sole discretion, Borrower shall not be permitted to make more than four (4) partial prepayments in any anniversary year of the Term Loan. For the purposes of clarity, any partial prepayment shall be applied pro rata to all outstanding amounts under each Term Loan and shall be applied pro rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro rata basis.”

2.3 Section 2.5 (Fees). New Section 2.5(d) is hereby added to the Loan Agreement to read as follows:

“(d) Second Amendment Fee. A fully earned, non-refundable amendment fee in the amount of One Hundred Thousand Dollars ($100,000.00) (the “Second Amendment Fee”) to be shared between the Lenders in accordance with their respective Pro Rata Shares due and payable on the earliest to occur of (i) the Maturity Date, (ii) the acceleration of any Term Loan, and (iii) the prepayment of a Term Loan pursuant to Sections 2.2(c) or 2.2(d)(ii)(II); provided that the amount of the Second Amendment Fee payable under Section 2.2(d)(ii)(II) shall be the product of (I) the Second Amendment Fee, multipled by (II) a percentage equal to the quotient of the amount of the principal prepayment divided by Forty Million Dollars ($40,000,000.00).”

2.4 Section 6.10 (Minimum Cash). Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.10 Minimum Cash. Borrower shall at all times maintain not less than Five Million Dollars ($5,000,000) in unrestricted cash or Cash Equivalents in Collateral Accounts with Bank which are subject to a Control Agreement in favor of Collateral Agent.”

2.5 Section 6.14 (SBA PPP Loan). Section 6.14(d) and (e) of the Loan Agreement are hereby amended and restated in their entirety as follows:

“(d) unless the SBA PPP Loan is prepaid in full on or before September 30, 2020, cause not less than Three Million Three Hundred Thousand Dollars ($3,300,000.00) of the SBA PPP Loan to be forgiven by the SBA PPP Loan lender on or before September 30, 2020 (or such other amount and/or by such other time as consented to by the Required Lenders in writing); and

“(e) not amend any provision in any document relating to the SBA PPP Loan.”

2.6 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section to read in full as follows:

“Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.1 shall not prohibit (i) the conversion by holders of any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness or the Borrower’s delivery of the conversion consideration in connection therewith or the delivery of common stock of the Borrower, and cash in lieu of fractional shares of the Borrower’s common stock in exchange for, or to induce conversions of, Permitted Convertible Indebtedness; provided that the conversion consideration (or exchange or inducement consideration) paid to such holders is limited to (A) shares of common stock of the Borrower, (B) cash in lieu of fractional shares of common stock of the Borrower (provided further that the amount of cash in lieu of fractional shares of common stock of the Borrower paid to holders of Permitted Convertible Indebtedness in connection with the conversion or exchange thereof, or the inducement to convert Permitted Convertible Indebtedness, shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any fiscal year of the Borrower), and (C) in the limited case of exchange or inducement consideration only, cash of up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all exchange or inducement consideration paid after the Second Amendment Effective Date, or (ii) the making of any interest payments with respect to any Permitted Convertible Indebtedness to the extent permitted pursuant to clause (v) of the definition thereof.”

2.7 Section 7.7 (Distributions; Investments). Section 7.7 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section to read in full as follows:

“Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness or the Borrower’s delivery of the conversion consideration in connection therewith or the delivery of common stock of the Borrower and cash in lieu of fractional shares of the Borrower’s common stock in exchange for, or to induce the conversion of, Permitted Convertible Indebtedness; provided that the conversion consideration (or exchange or inducement consideration) paid to such holders is limited to (A) shares of common stock of the Borrower, (B) cash in lieu of fractional shares of common stock of the Borrower (provided further that the amount of cash in lieu of fractional shares of common stock of the Borrower paid to holders of Permitted Convertible Indebtedness in connection with the conversion or exchange thereof, or the inducement to convert Permitted Convertible Indebtedness, shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any fiscal year of the Borrower), and (C) in the limited case of exchange or inducement consideration only, cash of up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all exchange or inducement consideration paid after the Second Amendment Effective Date, or (ii) the making of any interest payments with respect to any Permitted Convertible Indebtedness to the extent permitted pursuant to clause (v) of the definition thereof.”

2.8 Section 7.13 (Permitted Convertible Indebtedness). New Section 7.13 hereby is added to the Loan Agreement to read as follows:

“7.13 Permitted Convertible Indebtedness. (a) Make or permit any payment on Permitted Convertible Indebtedness except (i) interest payments to the extent permitted pursuant to clause (v) of the definition thereof, and (ii) the Borrower’s delivery of conversion consideration in connection with the conversion by holders of any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness or the delivery of common stock and cash in lieu of fractional shares of Borrower’s common stock to induce the conversion of Permitted Convertible Notes; provided that the conversion consideration (or inducement consideration) paid to such holders is limited to (A) shares of common stock of the Borrower, (B) cash in lieu of fractional shares of common stock of the Borrower (provided further that the amount of cash in lieu of fractional shares of common stock of the Borrower paid to holders of Permitted Convertible Indebtedness in connection with the conversion thereof, or the inducement to convert Permitted Convertible Indebtedness, shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any fiscal year of the Borrower), and (C) in the limited case of exchange or inducement consideration only, cash of up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all exchange or inducement consideration paid after the Second Amendment Effective Date, or (b) redeem or repurchase any Permitted Convertible Indebtedness (other than the repurchase of Permitted Convertible Indebtedness in exchange for common stock of the Borrower and cash in lieu of fractional shares of the Borrower’s common stock; provided that the repurchase consideration paid to the holders of Permitted Convertible Indebtedness is limited to (A) shares of common stock of the Borrower, (B) cash in lieu of fractional shares of common stock of the Borrower (provided further that the amount of cash in lieu of fractional shares of common stock of the Borrower paid to holders of Permitted Convertible Indebtedness in connection with the repurchase thereof shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any fiscal year of the Borrower), and (C) in the limited case of exchange or inducement consideration only, cash of up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all exchange or inducement consideration paid after the Second Amendment Effective Date. In no event shall the foregoing permit the Borrower to pay holders of Permitted Convertible Indebtedness cash in connection with mandatory repurchase rights granted to such holders upon the occurrence of a “change of control” or “fundamental change” (as defined in Annex I of the term Permitted Convertible Indebtedness).

2.9 Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.10 (Minimum Cash), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries), 6.13 (Further Assurances) or 6.14 (SBA PPP Loan) or Borrower violates any covenant in Section 7;”

2.10 Section 8.6 (Other Agreements). Section 8.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“8.6 Other Agreements. There is a default in (a) any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower; (b) the SBA PPP Loan or any event or condition occurs that results in the SBA PPP Loan becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the SBA PPP Loan to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or there is any other default in any agreement related to the SBA PPP Loan; or (c) any indenture or any other agreement governing Permitted Convertible Indebtedness.”

2.11 Section 13.1 (Definitions). The period at the end of clause (j) is hereby deleted and replaced with “; and” and a new clause (k) is hereby added to the end of the defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement, as follows:

“(k) Permitted Convertible Indebtedness.”

2.12 Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is, with respect to each Term Loan, January 1, 2022; provided, however, that if prior to January 1, 2022, Borrower achieves the Revenue Milestone, then the Amortization Date shall automatically be extended to October 1, 2022.

“Maturity Date” is, for each Term Loan, June 1, 2024.

“Permitted Convertible Indebtedness” means convertible unsecured notes issued by the Borrower within thirty-five (35) days of the Second Amendment Effective Date, on terms substantially similar to those outlined in the Description of Notes attached hereto as Annex I, that are convertible into a fixed number of shares of common stock of the Borrower, cash or any combination thereof and cash in lieu of fractional shares of common stock of the Borrower; provided that the Indebtedness thereunder must satisfy each of the following conditions (and any agreements providing for such Indebtedness may only be amended, restated, supplemented or modified from time to time if each of the following conditions remains satisfied and with not less than five (5) Business Days’ prior written notice to the Collateral Agent and the Lenders, such notice to include a copy of the proposed amendment, restatement, supplement or other modification): (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness has no scheduled amortization or principal payments and does not require any mandatory redemptions or payments of principal prior to the date that is six (6) months after the Maturity Date in effect on the Second Amendment Effective Date, other than customary payments upon a “change of control” or “fundamental change” event (it being understood that a holder’s option to convert any such Indebtedness into common stock of Borrower (and cash in lieu of fractional shares) shall not be considered a required mandatory redemption or payment of principal), (iii) such Indebtedness is in an aggregate principal amount of not more than One Hundred Three Million Five Hundred Thousand Dollars ($103,500,000.00), (iv) such Indebtedness shall be unsecured at all times, (v) such Indebtedness shall not bear an interest rate of more than eight percent (8%) per annum and such interest shall not be paid more frequently than semi-annually in arrears, (vi) the terms, conditions and covenants of such Indebtedness are acceptable to the Collateral Agent and the Lenders in their reasonable discretion and the Collateral Agent and the Lenders hereby acknowledge that the terms described in the Description of Notes attached hereto as Annex I are acceptable to the Collateral Agent and the Lenders, and (vii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower. For the avoidance of doubt, Permitted Convertible Indebtedness shall not constitute Subordinated Debt.

“Revenue Milestone” means Borrower’s delivery to Collateral Agent and the Lenders, after the Second Amendment Effective Date but prior to January 1, 2022, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Borrower has achieved consolidated revenue of commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, of not less than Twenty-Four Million Dollars ($24,000,000.00).

“Second Amendment Effective Date” means June 30, 2020.

2.13 Exhibit C to the Loan Agreement is hereby replaced with Exhibit C attached hereto.

3.Limitation of Amendment.

3.1 The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Release by Borrower.

5.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

5.2 In furtherance of this release, Borrower expressly acknowledges and waives the provisions of the following and any similar provision under the laws of any state:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
5.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Waiver, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

6. Effectiveness. This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the due execution and delivery to Collateral Agent of the Corporate Borrowing Certificate attached hereto, (c) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement, (d) Borrower’s payment of the Paydown Amount, in accordance with Section 2.2(d)(ii) of the Loan Agreement, which may be debited (or ACH’d) from the Designated Deposit Account, (e) Borrower’s payment to the SBA PPP Loan lender of an amount to prepay the SBA PPP Loan in full, and (f) Borrower’s receipt of not less than Sixty Million Dollars ($60,000,000.00) in gross cash proceeds from (i) the issuance of the notes constituting Permitted Convertible Indebtedness, and (ii) the sale of Borrower’s equity securities.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Amended and Restated Loan Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Kristine Rohmer
Name: Kristine Rohmer
Title: Vice President

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender
FROM:	XERIS PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of XERIS PHARMACEUTICALS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of September 10, 2019 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, and Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Aggregate amount of cash and value of assets at Xeris Pharmaceuticals Australia Pty Ltd.	Not to exceed $4,500,000.00	$________	Yes	No	N/A
11)	Aggregate amount of cash and value of assets at Xeris Pharmaceuticals Ireland Limited	Not to exceed $100,000.00	$________	Yes	No	N/A
12)	Updated Exhibit A to Landlord Waiver	Quarterly within 30 days, and in any month where new Collateral in excess of $100,000 was delivered to 3985 Sorrento Valley Boulevard, San Diego, CA 92121		Yes	No	N/A
13)	Total amount of SBA PPP Loan proceeds received by Borrower		$________
14)	Total amount of SBA PPP Loan proceeds used by Borrower in the last quarter and purposes (attach a description of purposes if necessary)		$________
15)	Total amount of SBA PPP Loan proceeds remaining on the last day of last quarter		$________

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

	Covenant	Requirement	Actual	Compliance
1)	Minimum Cash and Cash Equivalents at Bank and in Collateral Accounts subject to a Control Agreement	At least $5,000,000 at all times	$________	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars (250,000.00)?	Yes	No

4)
Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
		Yes	No

5)	Since the last Compliance Certificate, do you anticipate any impending product shortages or supply chain disruptions? If yes, please explain.	Yes	No

6)	Have there been any new major components from suppliers that are single sourced? If yes, please explain.	Yes	No

7)	Have there been any changes to the Borrower’s business continuity plan to address potential business interruptions and to provide a plan to resume business operations? If yes, please explain.	Yes	No

8)	Have there been any changes to insurance policies providing coverage for business interruption since the last Compliance Certificate? If yes, please explain.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

XERIS PHARMACEUTICALS, INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes	No

ANNEX I

Description of Notes

[to be attached]

CORPORATE BORROWING CERTIFICATE

Borrower:	XERIS PHARMACEUTICALS, INC.	Date: June 30, 2020
Lenders:	OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Amended and Restated Certificate of Incorporation (including amendments, the “Certificate of Incorporation”), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Amended and Restated Bylaws (including amendments, “Bylaws”). Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4. The resolutions attached hereto as Exhibit C were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 4 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

[Signature Page to Corporate Borrowing Certificate]

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

EXHIBIT C

Resolutions

[see attached]